UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2021

VECTOR ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39560	98-1550340
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

One Market Street

Steuart Tower, 23rd Floor

San Francisco, CA 94105

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 293-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-third of one redeemable warrant	VACQU	The Nasdaq Stock Market LLC
Class A Ordinary Shares included as part of the units	VACQ	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	VACQW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On August 20, 2021, Vector Acquisition Corporation (“Vector”) held an annual general meeting of its shareholders (the “General Meeting”), at which holders of 23,613,609 ordinary shares (consisting of 15,613,609 Class A ordinary shares and 8,000,000 Class B ordinary shares) were present in person or by proxy, representing 59.03% of the voting power of Vector’s ordinary shares as of the date of the General Meeting, and constituting a quorum for the transaction of business. The proposals listed below are described in more detail in the definitive proxy statement/prospectus of Vector, which was filed with the Securities and Exchange Commission (the “SEC”) on July 21, 2021 (the “Proxy Statement/Prospectus”). A summary of the voting results at the General Meeting is set forth below:

The shareholders approved the Business Combination Proposal, the Domestication Proposal, the Governing Documents Proposals, the Nasdaq Proposal, the Equity Incentive Plan Proposal, the Employee Stock Purchase Plan Proposal and the Director Proposal (each as defined in the Proxy Statement/Prospectus).

The voting results for each proposal are provided below. There were no broker non-votes for any of the proposals.

The Business Combination Proposal:

For	Against	Abstain
22,806,594	575,588	231,427

The Domestication Proposal:

For	Against	Abstain
22,802,826	573,891	236,892

Governing Documents Proposal A:

For	Against	Abstain
22,524,318	744,014	345,277

Governing Documents Proposal B:

For	Against	Abstain
22,556,821	733,281	323,507

Governing Documents Proposal C:

For	Against	Abstain
22,716,225	629,365	268,019

The Nasdaq Proposal:

For	Against	Abstain
22,726,108	629,635	257,866

The Equity Incentive Plan Proposal:

For	Against	Abstain
22,523,170	759,922	330,517

The Employee Stock Purchase Plan Proposal:

For	Against	Abstain
22,643,958	656,069	313,582

The Director Proposal:

For	Against	Abstain
8,000,000	N/A	N/A

Pursuant to the Director Proposal, Vector elected David Kennedy as director to serve until the earlier of (i) the consummation of the Business Combination (as defined below) or (ii) the 2024 annual general meeting and, in each case, until his successor is appointed and qualified. As there were sufficient votes to approve the above proposal, the “Adjournment Proposal” described in the Proxy Statement/Prospectus was not presented to shareholders.

Based on the results of the General Meeting, and subject to the satisfaction or waiver of certain other closing conditions as described in the Proxy Statement/Prospectus, the transactions contemplated by that certain Agreement and Plan of Merger, dated as of March 1, 2021, by and among Vector, Prestige USA Merger Sub, Inc. and Rocket Lab USA, Inc. (the “Business Combination”) are expected to be consummated on August 25, 2021. Following the consummation of the Business Combination, the common stock and warrants of Rocket Lab USA, Inc. are expected to begin trading on the Nasdaq Capital Market under the symbols “RKLB” and “RKLBW,” respectively, on August 25, 2021.

Attached as Exhibit 99.1 hereto and incorporated by reference herein is the press release that was released on August 20, 2021 announcing the voting results at the General Meeting.

Item 8.01. Other Events.

In connection with the Business Combination, holders of 968,617 Class A ordinary shares exercised their right to redeem their shares for cash at a redemption price of approximately $10.00 per share, for an aggregate redemption amount of $9,686,170.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Press Release, dated August 20, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 20, 2021

VECTOR ACQUISITION CORPORATION

By:	/s/ David Baylor
Name:	David Baylor
Title:	Chief Financial Officer